QEP RESOURCES REPORTS THIRD QUARTER 2014 FINANCIAL AND OPERATING RESULTS

▪	Reported record quarterly crude oil production of 4.7 MMBbl

▪	Delivered record quarterly Adjusted EBITDA

▪	Increased daily crude oil production by 77% over the third quarter 2013 to 50.8 Mbod driven by year-over-year Williston Basin oil production growth of 115%

▪	Increased daily production from Permian Basin properties by 18% from the second quarter 2014 to approximately 9.0 Mboed

▪	Increased crude oil to 35% of total equivalent production from 20% in the third quarter 2013

▪	Entered into definitive agreement to sell midstream business for $2.5 billion in cash

▪	Entered into purchase and sale agreements to divest non-core properties in Southern Oklahoma for $108 million in cash

DENVER — November 5, 2014 — QEP Resources, Inc. (NYSE:QEP) ("QEP" or the "Company") today reported third quarter 2014 financial and operating results. The Company reported third quarter 2014 net income of $171.1 million, or $0.94 per diluted share, compared with net income of $37.3 million, or $0.21 per diluted share, in the third quarter 2013.

Net income or loss includes non-cash gains and losses associated with the change in the fair value of derivative instruments, gains and losses from asset sales, and impairment charges. Excluding these items, the Company’s Adjusted Net Income (a non-GAAP measure) was $75.4 million, or $0.41 per diluted share, for the third quarter 2014, compared with Adjusted Net Income of $63.3 million, or $0.36 per diluted share, for the comparable 2013 period. The increase in Adjusted Net Income was due primarily to higher crude oil production partially offset by lower realized crude oil and NGL prices combined with higher lease operating expenses and production taxes.

Adjusted EBITDA (a non-GAAP measure) was a record $409.3 million for the third quarter 2014, compared with $395.1 million in the third quarter 2013, a 4% increase. (The definition of Adjusted EBITDA and reconciliations of Adjusted EBITDA and Adjusted Net Income to net income are provided within the financial tables of this release.)

“We delivered exceptional crude oil production growth during the third quarter, producing a record 4.7 MMBbl, evidence of our continued success in transforming QEP into a more balanced upstream oil and gas company,” commented Chuck Stanley, Chairman, President and CEO of QEP Resources. “As an outcome of our focus on investing in high-return, high-margin plays, we saw strong sequential growth in oil volumes. Crude oil represented 35% of total equivalent production, and greater than 63% of our field level production revenue in the third quarter. We delivered record Adjusted EBITDA in the quarter, despite the sale of our Midcontinent Cana-Woodford and Granite Wash properties, which represented over 10% of production in the second quarter, and sequential declines in crude oil and NGL prices.
“Our asset managers delivered strong operating results during the quarter. In the crude oil-rich Williston and Permian basins, average daily production increased 29% and 18%, respectively, from the second quarter 2014. Results from higher proppant volume completions in the Williston Basin are meeting our expectations and are leading to strong cumulative production improvements of 20% to 30% in the first 90 days. In the Permian Basin, wells in our horizontal drilling program are performing in line with expectations, validating our estimates from the time of the acquisition.

“In mid-October, we announced that we had entered into an agreement to sell our midstream business for $2.5 billion in cash to Tesoro Logistics LP. Completion of this transaction will allow us to maximize shareholder value by deploying proceeds from the sale through multiple avenues, including returning capital to shareholders, reducing debt, and improving our competitive position through investment in our premier E&P assets.
“After closing the midstream sale, QEP will emerge as a more competitive and financially strong independent E&P company with assets in two of North America’s most prolific crude oil provinces, the Williston and Permian basins, and low-cost, high quality natural gas properties in the Rocky Mountains and in northwest Louisiana. Overall, we continue to maintain our relentless focus on shareholder value creation through: investing in high return development properties, divesting non-core E&P assets, and working toward the completion of the sale of our midstream business,” concluded Stanley.
Slides for the third quarter 2014 with maps and other supporting materials referred to in this release are posted on the Company’s website at www.qepres.com.

QEP Financial Results Summary

Adjusted EBITDA by Subsidiary(1)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2014	2013	Change	2014	2013	Change
	(in millions)
QEP Energy	$373.6	$344.0	9%	$1,078.5	$999.8	8%
QEP Marketing and Resources	(2.7)	(3.2)	16%	(6.3)	(3.8)	66%
Discontinued Operations	38.4	54.3	(29)%	124.2	163.6	(24)%
Adjusted EBITDA	$409.3	$395.1	4%	$1,196.4	$1,159.6	3%

(1) See attached financial tables of this release for a reconciliation of Adjusted EBITDA to net income attributable to QEP.

QEP Energy

▪	Crude oil and NGL production increased 77% and 35%, respectively, while natural gas production decreased 24%, in the third quarter 2014, compared with the third quarter 2013.

▪
Net natural gas equivalent production increased by 2% to 79.2 Bcfe in the third quarter 2014 compared with 78.0 Bcfe in the third quarter 2013, due primarily to increased crude oil and NGL production in the Williston Basin and the addition of Permian Basin acquisition production, offset by decreased production in the Haynesville and in the Midcontinent, where we divested of assets in the second quarter 2014.

▪
Adjusted EBITDA increased 9% compared with the third quarter 2013, driven by increases in crude oil and NGL production volumes. Further, continued production growth in the Williston Basin and the addition of our Permian Basin acquisition more than offset the Adjusted EBITDA from the divested Midcontinent assets. This increase in Adjusted EBITDA from higher production volumes was offset partially by decreases of 10% and 21%, respectively, in the net realized prices of crude oil and NGL, combined with increases in lease operating expense, transportation expense and production and ad-valorem taxes.

▪	Crude oil and NGL revenues increased 47% compared with the third quarter 2013, and represented approximately 72% of field-level production revenues.

▪
QEP Energy's capital investment (on an accrual basis) for the first three quarters of 2014 was $1,284.1 million, excluding $941.8 million related to the Permian Basin acquisition, which closed in the first quarter 2014.

QEP Resources

▪
The QEP Resources Board has authorized an extension of the Company’s share repurchase program for up to $500 million of the Company’s common shares. The program, originally authorized in January 2014, will now expire on December 31, 2015. The timing and amount of any QEP common share purchases will depend upon a number of factors, including general market conditions, the Company’s financial position and the estimated intrinsic value of the Company’s shares.

▪
The QEP Resources Board has extended the tenure of William L. Thacker beyond the term originally provided by the Cooperation Agreement entered into with JANA Partners, LLC in February 2014. That Agreement provided Mr. Thacker would remain on the Board until the completion of the separation of the Company’s midstream business. Mr. Thacker has agreed to stay on the Board until his term ends at the Company’s Annual Meeting in 2016. At that time, the Board will consider whether he, and the other incumbent directors whose terms end at that time, should be recommended for reelection.

▪
In October 2014, the Company announced that its wholly owned subsidiary, QEP Field Services Company, had entered into a definitive agreement to sell substantially all of its midstream business, including the Company's partnership interests in QEP Midstream Partners, LP, to Tesoro Logistics LP in an all cash transaction valued at $2.5 billion, including $230.0 million to refinance debt at QEP Midstream. QEP will retain ownership of QEP Field Services’ Haynesville Gathering System. As a result, QEP Field Services' business, excluding the retained ownership of the Haynesville gathering system, has been classified as assets held for sale on the Condensed Balance Sheet and as discontinued operations on the Condensed Statement of Operations.

▪
On October 31, 2014, QEP entered into two purchase and sale agreements to divest non-core properties in southern Oklahoma for an aggregate sale price of $108 million, subject to customary purchase price adjustments. The aggregate net book value of the properties being sold is approximately $37 million as of September 30, 2014. Any gain or loss on the sale recorded by the Company will be determined based upon the final purchase price. The Company expects to close the transactions by year end.

QEP 2014 Guidance

QEP Resources' full year 2014 guidance is shown below. The Company’s updated guidance assumes ethane recovery for the remainder of 2014 and other assumptions summarized in the table below:

Guidance and Assumptions

	2014	2014	2014 Fourth Quarter
	Previous Forecast	Current Forecast	Current Forecast
QEP Energy oil production (MMBbl)	14.7 - 15.2	16.3 - 16.5	4.3 - 4.5
QEP Energy NGL production (MMBbl)	6.0 - 6.3	6.6 - 6.7	1.6 - 1.7
QEP Energy natural gas production (Bcf)	165 - 175	175 - 178	40.0 - 43.0
QEP Energy total equivalent production (Bcfe)	289 - 304	312 - 317	75.4 - 80.2

Lease operating and transportation expense (per Mcfe)	$1.50 - $1.65	$1.55 - $1.65	$1.50 - $1.65
QEP Energy Depletion, Depreciation and Amortization (per Mcfe)	$3.10 - $3.25	$3.00 - $3.10	$3.10 - $3.25
Production and property taxes, % of field-level revenue	8% - 9%	8.5% - 9.0%	9% - 10%

(figures below in millions)
QEP Resources General and Administrative Expense(1)	$175 - $180	$175 - $180	$40 - $45

QEP Energy capital investment	$1,725 - $1,825	$1,729 - $1,759	$445 - $475
Corporate and other capital investment	$15	$15	$5
Total QEP Resources capital investment(1)	$1,740 - $1,840	$1,744 - $1,774	$450 - $480

(1) Excludes discontinued operations

Operations Summary

QEP Energy

Williston Basin

Williston Basin net production averaged approximately 46.0 Mboed (93% liquids) during the third quarter 2014, a 29% increase over the second quarter 2014, and a 115% improvement over the third quarter 2013. The Company completed and turned to sales 28 gross operated wells during the quarter (average working interest 82%), all in South Antelope. The Company also participated in 27 gross outside-operated Bakken/Three Forks wells that were completed and turned to sales during the quarter (average working interest 9%). QEP Energy continues to reduce drill times and set a new company record in the third quarter of 12.3 days from the start of drilling to total depth of 20,080 feet. In the fourth quarter the company plans to test "plug and perf" completions in an effort to enhance per well recoveries. However, “plug and perf” completion activities will slow the pace of new well delivery and increase shut-in times for offset wells, which will negatively impact fourth quarter production volumes.

At the end of the third quarter, QEP Energy had 20 gross operated wells waiting on completion (average working interest 82%) in the Williston Basin and seven operated rigs running, including five rigs on South Antelope and two rigs on the Fort Berthold Reservation. In addition, the Company had interests in eight gross outside-operated wells being drilled (average working interest 7%) and 36 gross outside-operated wells waiting on completion (average working interest 4%) at the end of the third quarter.

Slides 6-8 depict QEP Energy's acreage and activity in the Bakken/Three Forks play.

Permian Basin

Daily production during the third quarter 2014 averaged 9.0 Mboepd (78% liquids). In the third quarter, QEP Energy completed and turned 21 vertical and four horizontal wells to sales. The four horizontal operated wells, two Wolfcamp B and two Wolfcamp D, had an average maximum daily production rate of 846 Boepd and a maximum average 30-day production rate of 624 Boepd.

At the end of the third quarter, QEP Energy had seven operated rigs in the Permian Basin; five drilling vertical Atokaberry wells and two drilling horizontal targets in the Wolfcamp B and Spraberry Shale sections. The Company had nine gross operated wells waiting on completion (average working interest of 93%) at end of the third quarter comprised of two horizontal and seven vertical wells.

Slides 9-10 depict QEP Energy's acreage and activity in the northern Midland Basin.

Pinedale Anticline

During the third quarter 2014, QEP Energy's Pinedale net production averaged 287 MMcfed (25% liquids). QEP Energy has been recovering ethane from Pinedale production throughout 2014, and plans to recover ethane for the remainder of the year.

At the end of the third quarter, QEP Energy had four rigs operating at Pinedale. In the third quarter, drill times from spud to total depth averaged 10.7 days, compared with an average of 12.0 days in 2013. The Company completed and turned to sales 38 gross Pinedale wells during the third quarter 2014, including two wells which QEP Energy operates, but owns only a small overriding royalty interest. At the end of the third quarter, the Company had 31 gross Pinedale wells with QEP working interests drilled, cased and waiting on completion (average working interest 74%).

The Company currently expects to complete approximately 110 - 115 gross wells during 2014, including approximately ten wells for which QEP Energy is the designated operator, but owns only a small overriding royalty interest.

Please refer to slides 11-12 for additional details on the Company's Pinedale operations.

Uinta Basin

During the third quarter 2014, Uinta Basin net production averaged 74 MMcfed (34% liquids) of which 29 MMcfed (24% liquids) was from the Lower Mesaverde play. QEP Energy has been recovering ethane from Uinta Basin gas production throughout 2014 and plans to recover ethane for the remainder of the year.

At the end of the third quarter, the Company had one operated drilling rig working in the Lower Mesaverde play, 82 producing wells in the play, one well drilling and one well completing (both 100% working interest). At the end of the third quarter, the Company was drilling its fifth horizontal Lower Mesaverde well and continues to make improvements on drill times and completion designs.

In addition to Lower Mesaverde activity, during the third quarter 2014, the Company completed three vertical oil wells in unconventional shale, limestone and sandstone reservoirs in the Lower Green River Formation. Upon the completion of the three wells, the rig was released, and the Company is currently evaluating the results.

Slide 13 depicts QEP Energy's acreage and additional details of the Lower Mesaverde play.

Third Quarter 2014 Results Conference Call

QEP Resources’ management will discuss third quarter 2014 results in a conference call on Thursday, November 6, 2014, beginning at 9:00 a.m. ET. The conference call can be accessed at www.qepres.com. You may also participate in the conference call by dialing (877) 869-3847 in the U.S. or Canada and (201) 689-8261 for international calls. A replay of the teleconference will be available on the website immediately after the call through December 6, 2014, or by dialing (877) 660-6853 in the U.S. or Canada and (201) 612-7415 for international calls, and then entering the conference ID # 13593836. In addition, QEP’s slides for the third quarter 2014, with updated maps showing QEP’s leasehold and current activity for key operating areas discussed in this release, can be found on the Company’s website.
About QEP Resources, Inc.

QEP Resources, Inc. (NYSE:QEP) is a leading independent natural gas and crude oil exploration and production company focused in two major regions: the Northern Region (primarily the Rockies and the Williston Basin) and the Southern Region (primarily Texas and Louisiana) of the United States. QEP Resources also gathers, compresses, treats, processes and stores natural gas. QEP Resources is the majority owner of QEP Midstream Partners, LP (NYSE:QEPM) and owns 100% of the partnership’s general partner. For more information, visit QEP Resources' website at: www.qepres.com.
Forward-Looking Statements

This release includes forward-looking statements within the meaning of Section 27(a) of the Securities Act of 1933, as amended, and Section 21(e) of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by words such as “anticipates,” “believes,” “forecasts,” “plans,” “estimates,” “expects,” “should,” “will” or other similar expressions. Such statements are based on management’s current expectations, estimates and projections, which are subject to a wide range of uncertainties and business risks. These forward-looking statements include statements regarding: forecasted production, lease operating and transportation expense, DD&A expense, general and administrative expense, property taxes and capital investment for 2014 and related assumptions for such guidance; maintaining financial flexibility; plans to recover ethane in 2014; plans to drill and complete wells; potential locations and anticipated results from changes in drilling and completion designs in the Uinta Basin; focus on shareholder value creation; sale of the midstream business and benefits to be derived from such sale including returning capital to shareholders, reduced debt, increased capital investment and enhanced competitive position; focus on the Williston and Permian basins; low cost and high quality of QEP's natural gas properties; divesting of our Midcontinent assets; financial position; focus on upstream assets; and importance of non-GAAP financial measures. Actual results may differ materially from those included in the forward-looking statements due to a number of factors, including, but not limited to: the availability of capital; global geopolitical and macroeconomic factors; general economic conditions, including interest rates; changes in local, regional, national and global demand for natural gas, oil and NGL; natural gas, NGL and oil prices; impact of new laws and regulations, including regulations regarding the flaring of natural gas, the use of hydraulic fracture stimulation and the implementation of the Dodd-Frank Act; elimination of federal income tax deductions for oil and gas exploration and development; drilling results; shortages of oilfield equipment, services and personnel; operating risks such as unexpected drilling conditions; transportation constraints; weather conditions; changes in maintenance and construction costs and possible inflationary pressures; permitting delays; the availability and cost of credit; outcome of contingencies such as legal proceedings; inability to successfully integrate acquired assets; inadequate supplies of water and/or lack of water disposal sources; the outcome of litigation; timing of the closing of the sale of the midstream business; and the other risks discussed in the Company’s periodic filings with the Securities and Exchange Commission, including the Risk Factors section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013. QEP Resources undertakes no obligation to publicly correct or update the forward-looking statements in this news release, in other documents, or on the website to reflect future events or circumstances. All such statements are expressly qualified by this cautionary statement.

Disclosures regarding Estimated Ultimate Recovery (EUR)

The Securities and Exchange Commission (SEC) requires oil and gas companies, in their filings with the SEC, to disclose proved reserves that a company has demonstrated by actual production or through reliable technology to be economically and legally producible at specific prices and existing economic and operating conditions. The SEC permits optional disclosure of probable and possible reserves, however QEP has made no such disclosures in its filings with the SEC. QEP uses certain terms in its periodic news releases and other presentation materials such as “estimated ultimate recovery” or “EUR”, “resource potential”, and “net resource potential”. These estimates are by their nature more speculative than estimates of proved, probable or possible reserves and accordingly are subject to substantially more risks of actually being realized. The SEC guidelines strictly prohibit QEP from including such estimates in filings with the SEC. Investors are urged to closely consider the disclosures about the Company’s reserves in its Annual Report on Form 10-K for the year ended December 31, 2013, and in other reports on file with the SEC.

Contact

Investors:                    Media:
William I. Kent                    Brent Rockwood
Director, Investor Relations            Director, Communications
303-405-6665                    303-672-6999

QEP RESOURCES, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
REVENUES	(in millions except per share data)
Gas sales	$171.6	$194.8	$609.2	$610.5
Oil sales	393.5	253.8	1,041.0	656.3
NGL sales	51.1	47.7	179.3	144.4
Other revenue	3.4	2.8	5.1	8.7
Purchased gas, oil and NGL sales	290.4	220.4	780.1	644.9
Total Revenues	910.0	719.5	2,614.7	2,064.8
OPERATING EXPENSES
Purchased gas, oil and NGL expense	288.4	219.5	775.5	650.3
Lease operating expense	61.1	43.5	177.0	130.2
Gas, oil and NGL transportation and other handling costs	71.1	58.6	198.5	158.5
Gathering and other expense	1.4	2.1	4.8	6.4
General and administrative	49.4	40.7	147.0	116.8
Production and property taxes	59.4	40.6	160.8	113.7
Depreciation, depletion and amortization	251.4	238.4	712.5	719.3
Exploration expenses	0.8	1.8	4.7	9.5
Impairment	0.1	3.8	3.6	4.0
Total Operating Expenses	783.1	649.0	2,184.4	1,908.7
Net gain (loss) from asset sales	(11.8)	12.8	(210.3)	113.4
OPERATING INCOME	115.1	83.3	220.0	269.5
Realized and unrealized losses on derivative contracts	155.7	(27.8)	(13.2)	51.6
Interest and other income	4.2	6.1	7.8	22.7
Income from unconsolidated affiliates	0.1	—	0.2	—
Interest expense	(41.5)	(41.4)	(128.4)	(124.7)
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	233.6	20.2	86.4	219.1
Income tax provision	(79.9)	(8.1)	(26.1)	(82.5)
NET INCOME FROM CONTINUING OPERATIONS	153.7	12.1	60.3	136.6
Net income from discontinued operations, net of income tax	17.4	25.2	58.2	74.8
NET INCOME ATTRIBUTABLE TO QEP	$171.1	$37.3	$118.5	$211.4

Earnings Per Common Share Attributable to QEP
Basic from continuing operations	$0.85	$0.07	$0.34	$0.76
Basic from discontinued operations	0.10	0.14	0.32	0.42
Basic total	$0.95	$0.21	$0.66	$1.18
Diluted from continuing operations	$0.84	$0.07	$0.34	$0.76
Diluted from discontinued operations	0.10	0.14	0.32	0.42
Diluted total	$0.94	$0.21	$0.66	$1.18

QEP RESOURCES, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

Weighted-average common shares outstanding
Used in basic calculation	180.1	179.3	180.0	179.2
Used in diluted calculation	180.6	179.5	180.4	179.4
Dividends per common share	$0.02	$0.02	$0.06	$0.06

QEP RESOURCES, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

	September 30, 2014	December 31, 2013
ASSETS	(in millions)
Current Assets
Cash and cash equivalents	$—	$11.9
Accounts receivable, net	599.4	316.3
Fair value of derivative contracts	32.6	0.2
Gas, oil and NGL inventories, at lower of average cost or market	16.4	13.4
Deferred income taxes - current	—	27.9
Prepaid expenses and other	50.8	45.4
Current assets of discontinued operations held for sale	138.3	122.0
Total Current Assets	837.5	537.1
Property, Plant and Equipment (successful efforts method for oil and gas properties)
Proved properties	11,723.0	11,571.4
Unproved properties	1,120.5	665.1
Midstream	197.5	197.3
Marketing and resources	95.2	85.5
Material and supplies	55.3	54.3
Total Property, Plant and Equipment	13,191.5	12,573.6
Less Accumulated Depreciation, Depletion and Amortization
Exploration and production	4,915.0	4,930.9
Midstream	34.3	28.1
Marketing and resources	29.8	22.1
Total Accumulated Depreciation, Depletion and Amortization	4,979.1	4,981.1
Net Property, Plant and Equipment	8,212.4	7,592.5
Investment in unconsolidated affiliates	—	—
Fair value of derivative contracts	12.7	1.0
Restricted cash	—	50.0
Other noncurrent assets	39.4	46.6
Noncurrent assets of discontinued operations held for sale	1,174.2	$1,167.7
TOTAL ASSETS	$10,276.2	$9,394.9

LIABILITIES AND EQUITY
Current Liabilities
Checks outstanding in excess of cash balances	$36.8	$109.1
Accounts payable and accrued expenses	691.4	361.9
Production and property taxes	73.5	49.4
Interest payable	34.1	37.2
Fair value of derivative contracts	4.5	26.7
Deferred income taxes	2.9	—
Current liabilities of discontinued operations held for sale	161.6	75.3
Total Current Liabilities	1,004.8	659.6
Long-term debt	3,115.5	2,997.5
Deferred income taxes	1,500.8	1,364.9
Asset retirement obligations	162.3	163.3
Fair value of derivative contracts	0.2	—
Other long-term liabilities	90.3	94.5
Noncurrent liabilities of discontinued operations held for sale	402.0	238.3
Commitments and contingencies (Note 11)
EQUITY
Common stock - par value $0.01 per share; 500.0 million shares authorized; 180.9 million and 179.7 million shares issued, respectively	1.8	1.8
Treasury stock - 0.8 million and 0.4 million shares, respectively	(25.1)	(14.9)
Additional paid-in capital	527.2	498.4
Retained earnings	3,025.4	2,917.8
Accumulated other comprehensive loss	(23.7)	(26.5)

QEP RESOURCES, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

Total Common Shareholders' Equity	3,505.6	3,376.6
Noncontrolling interest	494.7	500.2
Total Equity	4,000.3	3,876.8
TOTAL LIABILITIES AND EQUITY	$10,276.2	$9,394.9

QEP RESOURCES, INC. CONSOLIDATED CASH FLOWS (Unaudited)

	Nine Months Ended
	September 30,
	2014	2013
	(in millions)
OPERATING ACTIVITIES
Net income attributable to QEP	$118.5	$211.4
Net income attributable to noncontrolling interest	17.6	5.8
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	755.8	757.1
Deferred income taxes	91.5	39.3
Impairment	3.6	4.0
Equity-based compensation	20.7	20.0
Amortization of debt issuance costs and discounts	5.1	4.7
Net loss (gain) from asset sales	210.3	(113.0)
Income from unconsolidated affiliates	(4.6)	(3.7)
Distributions from unconsolidated affiliates and other	5.1	5.9
Unrealized (gain) loss on derivative contracts	(65.9)	55.5
Changes in operating assets and liabilities	62.0	(8.1)
Net Cash Provided by Operating Activities	1,219.7	978.9
INVESTING ACTIVITIES
Property acquisitions	(949.7)	(39.3)
Property, plant and equipment, including dry exploratory well expense	(1,270.4)	(1,089.6)
Proceeds from disposition of assets	706.2	208.3
Acquisition deposit held in escrow	50.0	—
Other investing activities	3.2	—
Net Cash Used in Investing Activities	(1,460.7)	(920.6)
FINANCING ACTIVITIES
Checks outstanding in excess of cash balances	(81.1)	(38.1)
Long-term debt issued	300.0	—
Long-term debt issuance costs paid	(1.1)	(3.0)
Proceeds from credit facility	4,509.0	2,132.5
Repayments of credit facility	(4,461.5)	(2,457.5)
Treasury stock repurchases	(6.6)	(8.7)
Other capital contributions	5.1	3.6
Dividends paid	(10.8)	(10.8)
Excess tax (provision) benefit on equity-based compensation	(0.6)	1.3
Distribution to noncontrolling interest	(23.3)	(4.2)
Net Cash Provided by Financing Activities	229.1	64.7
Change in cash and cash equivalents	(11.9)	123.0
Beginning cash and cash equivalents	11.9	—
Ending cash and cash equivalents	$—	$123.0

QEP RESOURCES, INC. OPERATIONS BY LINE OF BUSINESS (Unaudited) QEP Energy - Production by Region

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	(in Bcfe)			(in Bcfe)
	2014	2013	Change	2014	2013	Change
Northern Region
Pinedale	26.4	25.2	5%	72.6	70.1	4%
Williston Basin	25.4	11.8	115%	61.6	31.9	93%
Uinta Basin	6.8	7.3	(7)%	19.8	20.1	(1)%
Other Northern	1.9	2.6	(27)%	7.9	9.6	(18)%
Total Northern Region	60.5	46.9	29%	161.9	131.7	23%
Southern Region
Haynesville/Cotton Valley	11.4	16.2	(30)%	38.9	57.3	(32)%
Permian Basin	5.0	—	—%	10.4	—	—%
Midcontinent	2.3	14.9	(85)%	25.6	44.9	(43)%
Total Southern Region	18.7	31.1	(40)%	74.9	102.2	(27)%
Total production	79.2	78.0	2%	236.8	233.9	1%

QEP Energy - Total Production

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2014	2013	Change	2014	2013	Change
QEP Energy Production Volumes
Gas (Bcf)	41.8	55.2	(24)%	134.9	170.6	(21)%
Oil (Mbbl)	4,672.4	2,644.7	77%	11,965.0	7,168.8	67%
NGL (Mbbl)	1,563.5	1,153.9	35%	5,017.8	3,377.4	49%
Total production (Bcfe)	79.2	78.0	2%	236.8	233.9	1%
Average daily production (MMcfe)	860.9	857.1	—%	867.4	856.8	1%

QEP Energy - Prices

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2014	2013	Change	2014	2013	Change
Gas (per Mcf)
Average field-level price	$4.10	$3.52		$4.52	$3.58
Commodity derivative impact	0.13	0.77		(0.18)	0.65
Net realized price	$4.23	$4.29	(1)%	$4.34	$4.23	3%
Oil (per bbl)
Average field-level price	$84.21	$95.98		$86.98	$91.55
Commodity derivative impact	(2.60)	(5.79)		(4.20)	(0.52)
Net realized price	$81.61	$90.19	(10)%	$82.78	$91.03	(9)%
NGL (per bbl)
Average field-level price	$32.68	$41.36		$35.68	$42.75
Commodity derivative impact	—	—		—	—
Net realized price	$32.68	$41.36	(21)%	$35.68	$42.75	(17)%
Average net equivalent price (per Mcfe)
Average field-level price	$7.77	$6.36		$7.72	$6.03
Commodity derivative impact	(0.08)	0.35		(0.31)	0.47
Net realized price	$7.69	$6.71	15%	$7.41	$6.50	14%

QEP Energy - Operating Expenses

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2014	2013	Change	2014	2013	Change
	(per Mcfe)
Depreciation, depletion and amortization	$3.14	$3.02	4%	$2.98	$3.04	(2)%
Lease operating expense	0.77	0.56	38%	0.75	0.56	34%
Gas, oil and NGL transport & other handling costs	0.95	0.84	13%	0.89	0.77	16%
Production taxes	0.75	0.51	47%	0.67	0.48	40%
Total Operating Expenses	$5.61	$4.93	14%	$5.29	$4.85	9%

QEP RESOURCES, INC.
NON-GAAP MEASURES
(Unaudited)

This release contains references to the non-GAAP measure of Adjusted EBITDA. Management believes Adjusted EBITDA is an important measure of the Company’s performance relative to other oil and gas producing companies. The use of this measure allows investors to understand how management evaluates financial performance to make operating decisions and allocates resources. Management defines Adjusted EBITDA as earnings before interest, income taxes, depreciation, depletion and amortization (EBITDA) adjusted to exclude changes in fair value of derivative contracts, exploration expenses, gains and losses from asset sales, impairment, and certain other non-cash and/or non-recurring items. The following tables reconcile QEP Resources’ and its segment’s net income attributable to QEP to Adjusted EBITDA:

	QEP Energy	QEP Marketing & Other (1)	Continuing Operations	Discontinued Operations
Three Months Ended September 30, 2014	(in millions)
Net income attributable to QEP	$146.8	$6.9	$153.7	$17.4
Unrealized gains on derivative contracts	(160.8)	(3.3)	(164.1)	—
Net loss (gain) from asset sales	11.9	(0.1)	11.8	—
Interest and other income	(3.9)	(0.3)	(4.2)	—
Income tax provision	72.7	7.2	79.9	9.9
Interest expense (income) (2)	57.0	(15.5)	41.5	0.8
Depreciation, depletion and amortization (3)	249.0	2.4	251.4	10.3
Impairment	0.1	—	0.1	—
Exploration expenses	0.8	—	0.8	—
Adjusted EBITDA	$373.6	$(2.7)	$370.9	$38.4

Three Months Ended September 30, 2013
Net income attributable to QEP	$9.6	$2.5	$12.1	$25.2
Unrealized losses on derivative contracts	52.8	1.3	54.1	—
Net (gain) loss from asset sales	(12.8)	—	(12.8)	0.1
Interest and other (income) loss	(2.6)	(3.5)	(6.1)	2.1
Income tax provision	6.2	1.9	8.1	14.2
Interest expense (income) (2)	49.2	(7.8)	41.4	0.2
Depreciation, depletion and amortization (3)	236.0	2.4	238.4	12.5
Impairment	3.8	—	3.8	—
Exploration expenses	1.8	—	1.8	—
Adjusted EBITDA	$344.0	$(3.2)	$340.8	$54.3

(1) Includes intercompany eliminations.
(2) Excludes noncontrolling interest's share of $0.7 million and $0.1 million during the three months ended September 30, 2014 and 2013, respectively, of interest expense attributable to QEP Midstream.

(3) Excludes noncontrolling interest's share of $4.0 million and $2.2 million during the three months ended September 30, 2014 and 2013, respectively, of depreciation, depletion and amortization attributable to Rendezvous Gas Services, L.L.C and QEP Midstream.

	QEP Energy	QEP Marketing & Other (1)	QEP Resources	Discontinued Operations
Nine Months Ended September 30, 2014	(in millions)
Net income attributable to QEP	$49.3	$11.0	$60.3	$58.2
Unrealized gains on derivative contracts	(63.8)	(2.1)	(65.9)	—
Net loss (gain) from asset sales	210.3	—	210.3	0.1
Interest and other income	(7.4)	(0.4)	(7.8)	—
Income tax provision	14.6	11.5	26.1	32.8
Interest expense (income) (2)	162.5	(34.1)	128.4	1.7
Depreciation, depletion and amortization (3)	704.7	7.8	712.5	31.4
Impairment	3.6	—	3.6	—
Exploration expenses	4.7	—	4.7	—
Adjusted EBITDA	$1,078.5	$(6.3)	$1,072.2	$124.2

Nine Months Ended September 30, 2013
Net income attributable to QEP	$121.9	$14.7	$136.6	$74.8
Unrealized losses on derivative contracts	58.7	(3.2)	55.5	—
Net (gain) loss from asset sales	(113.4)	—	(113.4)	0.5
Interest and other (income) loss	(7.5)	(15.2)	(22.7)	13.7
Income tax provision	71.1	11.4	82.5	42.4
Interest expense (income) (2)	143.4	(18.7)	124.7	(2.4)
Depreciation, depletion and amortization (3)	712.1	7.2	719.3	34.6
Impairment	4.0	—	4.0	—
Exploration expenses	9.5	—	9.5	—
Adjusted EBITDA	$999.8	$(3.8)	$996.0	$163.6

(1) Includes intercompany eliminations.
(2) Excludes noncontrolling interest's share of $1.1 million and $0.1 million during the nine months ended months ended September 30, 2014 and 2013, respectively, of interest expense attributable to QEP Midstream.

(3) Excludes noncontrolling interest's share of $11.7 million and $3.2 million during the nine months ended September 30, 2014 and 2013, respectively, of depreciation, depletion and amortization attributable to Rendezvous Gas Services, L.L.C and QEP Midstream.

This release also contains references to the non-GAAP measure of Adjusted Net Income. Management defines Adjusted Net Income as earnings excluding gains and losses from asset sales, unrealized gains and losses on derivative contracts, and asset impairments. Management believes Adjusted Net Income is an important measure of the Company’s operational performance relative to other gas and oil producing companies.

The following table reconciles net income attributable to QEP Resources’ to Adjusted Net Income:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
	(in millions, except per earnings per share)
Net income (loss) attributable to QEP	$171.1	$37.3	$118.5	$211.4
Adjustments to net income (loss)
Net loss (gain) from asset sales	11.8	(12.8)	210.2	(113.0)
Income tax (benefit) provision from asset sales	(4.4)	4.9	(78.2)	42.2
Unrealized loss (gain) on derivative contracts	(164.1)	54.1	(65.9)	55.5
Income tax (benefit) provision on unrealized loss (gain) on derivative contracts	61.0	(20.2)	24.5	(20.6)
Total after-tax adjustments to net income	(95.7)	26.0	90.6	(35.9)
Adjusted net income attributable to QEP Resources	$75.4	$63.3	$209.1	$175.5

Earnings per Common Share attributable to QEP
Diluted earnings per share	$0.94	$0.21	$0.66	$1.18
Diluted after-tax adjustments to net income per share	(0.53)	0.15	0.50	(0.20)
Diluted Adjusted Net Income per share	$0.41	$0.36	$1.16	$0.98

Weighted-average common shares outstanding
Diluted	181.0	179.5	180.7	179.4

The following table presents open 2014 derivative positions as of October 31, 2014:

Year	Type of Contract	Index	Total Volumes	Average Swap price per unit
			(in millions)
Gas sales			(MMBtu)
2014	SWAP	NYMEX	7.4	$4.22
2014	SWAP	IFNPCR	20.2	$4.08
2015	SWAP	NYMEX	25.6	$4.14
2015	SWAP	IFNPCR	11.0	$4.06
Oil Sales			(Bbls)
2014	SWAP	NYMEX WTI	3.1	$93.54
2015	SWAP	NYMEX WTI	7.7	$90.04
2015	SWAP	BRENT ICE	0.4	$104.95
2016	SWAP	NYMEX WTI	0.4	$90.00

The following table sets forth QEP Energy's oil basis swaps as of October 31, 2014:

Year	Index	Index Less Differential	Total Volumes	Weighted Average Differential
Oil basis swaps			(in millions)
			(Bbls)
2014	NYMEX WTI	ICE Brent	0.2	$13.78
2014	NYMEX WTI	LLS	0.2	$4.03
2015	NYMEX WTI	LLS	0.1	$4.03

The following table sets forth QEP Marketing’s volumes and swap prices for its commodity derivative contracts as of October 31, 2014:

Year	Type of Contract	Index	Total Volumes	Average Swap price per MMBtu
			(in millions)
Gas sales			(MMBtu)
2014	SWAP	IFNPCR	1.4	$4.03
2015	SWAP	IFNPCR	2.5	$4.07
2016	SWAP	IFNPCR	0.3	$3.87
Gas purchases			(MMBtu)
2014	SWAP	IFNPCR	0.6	$3.86
2015	SWAP	IFNPCR	0.3	$3.27